    As filed with the Securities and Exchange Commission on January 21, 1997
                                                           Registration No. 33 -
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          COMMUNITY CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


SOUTH CAROLINA                                           57-0866395
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                      Identification Number)

109 MONTAGUE STREET
GREENWOOD, SOUTH CAROLINA                                    29646
(Address of principal executive offices)                   (Zip code)



                          COMMUNITY CAPITAL CORPORATION
                  (FORMERLY GREENWOOD NATIONAL BANCORPORATION)
                         1988 EMPLOYEE STOCK OPTION PLAN

                          COMMUNITY CAPITAL CORPORATION
                  (FORMERLY GREENWOOD NATIONAL BANCORPORATION)
        INCENTIVE STOCK OPTION AND NONSTATUTORY STOCK OPTION PLAN (1993)

                          COMMUNITY CAPITAL CORPORATION
                  (FORMERLY GREENWOOD NATIONAL BANCORPORATION)
                    CHIEF EXECUTIVE OFFICER STOCK OPTION PLAN
                            (Full title of the plans)



                               WILLIAM G. STEVENS
                      PRESIDENT AND CHIEF OPERATING OFFICER
                               109 MONTAGUE STREET
                         GREENWOOD, SOUTH CAROLINA 29646
                                 (864) 941-8200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)






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(COVER PAGE CONTINUED)


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
    TITLE OF EACH CLASS                                      PROPOSED                   PROPOSED
     OF SECURITIES TO             AMOUNT TO BE              MAXIMUM                     MAXIMUM                   AMOUNT OF
       BE REGISTERED              REGISTERED(1)           OFFERING PRICE           AGGREGATE OFFERING         REGISTRATION FEE
                                                           PER SHARE(2)                 PRICE(2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00
par value per share (3)....           45,202                  $ 11.50                  $   519,823                 $   158
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00
par value per share (4)....          500,000                  $ 11.50                  $ 5,750,000                 $ 1,742
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00
par value per share (5)....           22,050                  $ 11.50                  $  253,575                  $    77
----------------------------------------------------------------------------------------------------------------------------------

TOTAL                                567,252                  $ 11.50                  $ 6,523,398                 $ 1,977
==================================================================================================================================

(1) Pursuant to rule 416(a), this registration statement also registers such indeterminate number of additional shares as may become issuable under the plan in connection with share splits, share dividends, and similar transactions.

(2) Pursuant to Rule 457 under the securities act of 1933, as amended, estimated for the purpose of calculating the registration fee based on a bona fide estimate the maximum offering price.

(3) Shares issuable under the Community Capital Corporation (formerly Greenwood National Bancorporation) 1988 Employee Stock Option Plan.

(4) Shares issuable under the Community Capital Corporation (formerly Greenwood National Bancorporation) Incentive Stock Option and Nonstatutory Stock Option Plan (1993), as amended.

(5) Shares issuable under the Community Capital Corporation (formerly Greenwood National Bancorporation) Chief Executive Officer Stock Option Plan.



         This Registration Statement on Form S-8 relates to the shares of common stock, $1.00 par value per share, of Community Capital Corporation (the "Company") issuable pursuant to the terms of the following employee benefit plans:

  45,202  -        Community Capital Corporation (formerly Greenwood National
                   Bancorporation) 1988 Employee Stock Option Plan

 500,000  -        Community Capital Corporation (formerly Greenwood National
                   Bancorporation) Incentive Stock Option and Nonstatutory Stock
                   Option Plan (1993), as amended

 22,050   -        Community Capital Corporation (formerly Greenwood National
                   Bancorporation) Chief Executive Officer Stock Option Plan

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended;

         (b) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year ended December 31, 1995; and

         (c) The description of the common stock, $1.00 par value, of the Registrant contained in the Registrant's Registration Statement on Form S-2 (File no. 333-18457), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Except as hereinafter set forth, there is no statute, charter provision, bylaw, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against liability which such person may incur in such person's capacity as such.

         Section 33-8-500 et seq. of the South Carolina Business Corporation Act of 1988, as amended, provides the Registrant with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandates the indemnification of the Registrant's directors under certain circumstances. The Registrant's Articles of Incorporation also provide the Registrant with the power and authority to the fullest extent legally permissible under the to indemnify its directors and officers, persons serving at the request of the Registrant or for its benefit as directors or officers of another corporation, and persons serving as the Registrant's representatives or agents in certain circumstances. Pursuant to such authority and the provisions of the Registrant's Articles of Incorporation, the Registrant intends to purchase insurance against certain liabilities that may be incurred by it and its officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the arrangements described above, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits listed on the Exhibit Index to this Registration Statement are incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

         (a) RULE 415 OFFERINGS. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement;

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the
                                    Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to
                  Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.


                                   Page II - 2

         (b) INCORPORATION OF SUBSEQUENT EXCHANGE ACT DOCUMENTS. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) INDEMNIFICATION OF MANAGEMENT AND CONTROL PERSONS. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Page II - 3

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood, State of South Carolina, on January 20, 1997.


                          COMMUNITY CAPITAL CORPORATION


                          By:  /S WILLIAM G. STEVENS
                               William G. Stevens
                               President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                    TITLE                           DATE

/S WILLIAM G. STEVENS                       President, Chief Executive                January 20, 1997
------------------------
William G. Stevens                          Officer and Director


/S JAMES H. STARK                           Chief Financial Officer                   January 20, 1997
---------------------------
James H. Stark                              (Principal Financial and
                                            Accounting Officer)


              *                             Assistant Secretary and                   January 20, 1997
-------------------------------------
Patricia C. Edmonds                         Director


               *                            Director                                  January 20, 1997
-------------------------------------
David P. Allred


               *                            Director                                  January 20, 1997
-------------------------------------
Robert C. Coleman


               *                            Director                                  January 20, 1997
-------------------------------------
John W. Drummond


               *                            Director                                  January 20, 1997
------------------------------------
Wayne Q. Justesen, Jr.


               *                            Director                                  January 20, 1997
------------------------------------
Thomas C. Lynch, Jr.


                                   Page II - 4







               *                            Director                                  January 20, 1997
------------------------------------
H. Edward Munnerlyn


                *                           Director                                  January 20, 1997
-------------------------------------
George B. Park


                *                           Director                                  January 20, 1997
------------------------------------
Joseph H. Patrick, Jr.


                *                           Director                                  January 20, 1997
-------------------------------------
Donna W. Robinson


                *                           Director                                  January 20, 1997
-------------------------------------
George D. Rodgers


                 *                          Director                                  January 20, 1997
-------------------------------------
Charles J. Rogers


                 *                          Director                                  January 20, 1997
-------------------------------------
Thomas E. Skelton


                 *                          Director                                  January 20, 1997
-------------------------------------
Lex D. Walters





*By:/S WILLIAM  STEVENS                                                               January 20, 1997
    William G. Stevens
(As attorney-in-fact for each
of the persons indicated)



                                   Page II - 5

                                  EXHIBIT INDEX


    Exhibit
    Number                                          Description

      5.1        Opinion of Nexsen Pruet Jacobs & Pollard, LLP.

     23.1        Consent of Tourville, Simpson & Henderson

     23.2 Consent of Nexsen Pruet Jacobs & Pollard, LLP (included in their opinion filed as Exhibit 5.1).

     24.1        Directors' Powers of Attorney.